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                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549



                                      FORM 8-K

                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE

                          SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 29, 1998


                           EAGLE HARDWARE & GARDEN, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       WASHINGTON                      0-19830                  91-1465348
(STATE OF INCORPORATION)            (COMMISSION               (IRS EMPLOYER
                                    FILE NUMBER)             IDENTIFICATION NO.)


                                 981 POWELL AVENUE
                              RENTON, WASHINGTON 98055
                                   (425) 227-5740
     (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

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ITEM 5.   OTHER EVENTS.

     On December 29, 1998, Eagle Hardware & Garden, Inc. announced that it will call for redemption on January 29, 1999 all of its outstanding 6 1/4% Convertible Subordinated Debentures Due 2001.

     The redemption price of the debentures is 102.68% of the principal amount plus accrued and unpaid interest to January 29, 1999, or $1,050.41 for each $1,000 principal amount of debentures.

     Debenture holders also have the option of converting their debentures into Eagle Hardware & Garden common stock at a conversion price of $18.00 per share (or 55.5556 shares for each $1,000 principal amount of debentures). Based on the last reported sale price of Eagle Hardware & Garden common stock on The Nasdaq Stock Market on December 28, 1998 ($32.125), this number of shares has a market value of $1,784.72 (including cash in lieu of fractional shares).
Accrued interest will not be paid upon conversion of debentures. The conversion privilege expires on January 28, 1999 at 5:00 p.m. Eastern Standard Time.

     The aggregate principal amount of debentures outstanding at the close of business on December 28, 1998 was approximately $86 million.

     Details concerning the terms and conditions of redemption or conversion are described in a notice being mailed to debenture holders. Redemption and conversion transactions will be handled by U.S. Bank Trust National Association.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  EXHIBITS.

     99.1 Press release dated December 29, 1998 announcing the call for redemption.


                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EAGLE HARDWARE & GARDEN, INC.

Date:  December 30, 1998

                                   By:   /s/ RICHARD T. TAKATA
                                        --------------------------------------
                                        Richard T. Takata
                                        President and Chief Executive Officer

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                                EXHIBIT INDEX

Exhibit No.                   Description
-----------                   -----------
99.1                          Press release dated December 29, 1998 announcing the
                              call for redemption.